Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

Contact:	Mike Harlan
President and CEO
Phone: 973-602-1001
BREEZE-EASTERN ENTERS INTO STANDSTILL AGREEMENTS WITH KEY INVESTORS
Whippany, New Jersey — October 5, 2011 — Breeze-Eastern Corporation (NYSE Amex: BZC) today announced that it entered into separate Standstill Agreements with its two largest investors, Tinicum Capital Partners II, LP and Wynnefield Partners Small Cap Value, L.P. Tinicum is currently the beneficial owner of approximately 35% of the Company’s common stock. Wynnefield is currently the beneficial owner of approximately 22% of the Company’s common stock.
Pursuant to the Standstill Agreements, Tinicum and Wynnefield each agreed, among other things, that for a period of 18 months, they would not:
•	acquire any additional shares of the Company’s common stock

•	make or in any way participate in the solicitation of proxies

•	seek to call a meeting of stockholders

•	seek to advise or influence other stockholders with respect to the voting of the Company’s common stock, or

•	seek to effect control of the management, Board of Directors, or policies of the Company.
Tinicum and Wynnefield each also agreed that they would:
•	vote in favor of the Company’s nominees to the Board of Directors at the Company’s 2011 Annual Meeting (to be held October 6) and the 2012 Annual Meeting, and

•	vote in favor of the adoption of the Shareholder Rights Plan which is being submitted for the approval of stockholders at the 2011 Annual Meeting.
The Company agreed, among other things, to
•	fix the number of directors to serve on the Board of Directors at 7, and

•	not adopt an advance notice bylaw provision with respect to shareholder business or director elections.
The Standstill Agreements are for a period of 18 months; however they will automatically terminate if:
35 Melanie Lane • Whippany • New Jersey 07981
Tel: (973) 602-1001 • Fax: (973) 739-9333 • www.breeze-eastern.com

Breeze-Eastern Corporation — October 5, 2011 Standstill Agreements Announcement	Page 2 of 2
•	either Tinicum or Wynnefield sells, transfers or disposes of shares of the Company’s common stock such that either of them holds less than 15% of the then issued and outstanding shares, or

•	the Company nominates for election as a director any person other than the agreed upon Company nominees or certain agreed-upon replacements.
Breeze-Eastern Corporation (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of high performance lifting and pulling devices for military and civilian aircraft, including rescue hoists, winches and cargo hooks, and weapons-lifting systems. The Company, which employs approximately 160 people at its facilities in Whippany, New Jersey, reported sales of $78.2 million for the Fiscal year ended March 31, 2011.
INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our future operating performance, financial results, events, trends and plans. All statements in this news release other than statements of historical facts are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within the forward-looking statements. Such factors include, but are not limited to, competition from other companies; changes in applicable laws, rules, and regulations affecting the Company in the locations in which we conduct business; interest rate trends; a decrease in the United States government defense spending, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States government or other customers; changes in our sales strategy and product development plans; changes in the marketplace; developments in environmental proceedings that we are involved in; continued services of our executive management team; status of labor relations; competitive pricing pressures; market acceptance of our products under development; delays in the development of products; determination by us to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and other filings with the Securities and Exchange Commission. Except as required by law, we undertake no obligation to update publicly any forward-looking statements.